SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 1, 2011

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0169065
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hancock Plaza, 2510 14th Street,

Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip code)

(228) 868-4000
(Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events.  Hancock Holding Company will make a presentation at Keefe, Bruyette & Woods’ 2011 Community Bank Conference in New York on Tuesday, August 2, 2011 beginning at 11:00 a.m. Eastern Daylight Time.  Interested parties may access a live listen-only webcast of the presentation through the Investor Relations section of Hancock’s website at www.hancockbank.com.  A replay of the presentation will be available for 60 days following the conference.  A copy of the visual presentation is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Visual Presentation by Hancock Holding Company at Keefe, Bruyette & Woods 2011 Community Bank Conference in New York Tuesday, August 2, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2011

HANCOCK HOLDING COMPANY
(Registrant)

By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer